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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549



                                    FORM 8-K
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                  June 26, 1997
                                  -------------
                Date of Report (Date of earliest event reported)

                                  Hach Company
                              -------------------
             (Exact name of registrant as specified in its charter)

           Delaware                0-3947              42-0704420
         -----------            -----------          -------------
 (State of incorporation)       (Commission          (IRS Employer
                                  File No.)        Identification No.)

                5600 Lindbergh Drive, Loveland, Colorado 80537
                ----------------------------------------------
          (Address of principal executive offices)       (Zip code)

                                  (303) 669-3050
                   -----------------------------------------
               Registrant's telephone number, including area code


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ITEM 5.  OTHER EVENTS.

     PURCHASE OF THE LAWTER BLOCK. On June 26, 1997, the Company entered into a Purchase and Standstill Agreement and Mutual Release dated as of June 26, 1997 (the "Purchase Agreement") pursuant to which the Company will purchase the 3,157,220 shares of the Company's Common Stock held by Lawter International, Inc. ("Lawter"), representing approximately 27.38% of the issued and outstanding Common Stock of the Company (the "Lawter Block"), for a purchase price of $19.00 per share. The Company will use approximately $25 million to $30 million of cash on hand, together with bank borrowings to fund the $59,987,180 aggregate purchase price required by the Purchase Agreement.

     The Purchase Agreement provides that, if prior to September 30, 1998, there is a transaction which results in a change in control of the Company in which the stockholders of the Company receive more than $19.00 per share for their common stock, the Company will pay Lawter an adjustment amount equal to the product of the difference in such prices times 3,157,220. Lawter has agreed that it will not acquire, directly or indirectly, any securities of the Company (or assist others in such regard) for a period of ten years following the completion of the purchase of the Lawter Block by the Company.

     The purchase of the Lawter Block is to be completed on July 8, 1997.

     After the purchase of the Lawter Block is completed by the Company, approximately 8.2 million shares of the Company's Common Stock will remain issued and outstanding and approximately 16.8 million shares of Common Stock will then be available for issuance by the Company.

     The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the text of the Purchase Agreement which is attached as an exhibit to this report and is incorporated herein by reference.

     POSTPONEMENT OF PRESENTATION OF DUAL CLASS AMENDMENT TO STOCKHOLDERS. The Company has determined to postpone consideration by its stockholders of a proposed Amendment to the Company's Restated Certificate of Incorporation to create a new class of non-voting common stock until the Company's Annual Meeting of Stockholders to be held September 9, 1997. Consequently, the Company has cancelled the special meeting of stockholders which had been previously scheduled for July 23, 1997 to consider the Amendment.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

     10.1 Purchase and Standstill Agreement and Mutual Release dated as of June 26, 1997 by and between the Company and Lawter International, Inc.

     99.1 Press Release

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HACH COMPANY


Date:  June 26, 1997                    By:  /s/ Bruce J. Hach
                                             ----------------------------
                                             Bruce J. Hach, President






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                                  EXHIBIT INDEX


                                                                     SEQUENTIAL
NUMBER AND DESCRIPTION OF EXHIBIT                                    PAGE NUMBER

10.1 Purchase and Standstill Agreement and Mutual Release dated as of June 26, 1997 by and between the Company and Lawter
     International, Inc.

99.1 Press Release dated June 26, 1997
















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